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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41782) and in the related Prospectus and on Form S-8 (Nos. 333-94345, 333-41477 and 333-57879) of EPIX Medical, Inc. of our report dated February 9, 2001, with respect to the financial statements of EPIX Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                              /s/ Ernst & Young LLP



Boston, Massachusetts
March 29, 2001